EXHIBIT 99.05

Southern Company

Kilowatt-Hour Sales

(In Millions of KWHs)

	3 Months Ended June			Year-to-Date June
As Reported (See Notes)	2007	2006	Change	2007	2006	Change
Kilowatt-Hour Sales-
Total Sales	50,784	50,177	1.2%	99,070	95,447	3.8%

Total Retail Sales-	40,354	40,214	0.3%	78,395	77,035	1.8%
Residential	12,460	12,408	0.4%	24,924	24,124	3.3%
Commercial	13,716	13,485	1.7%	25,993	25,167	3.3%
Industrial	13,940	14,084	-1.0%	27,001	27,270	-1.0%
Other	238	237	0.3%	477	474	1.0%

Total Wholesale Sales	10,430	9,963	4.7%	20,675	18,412	12.3%

Notes

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.